UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 2, 2010

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

866-523-5551
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01        Entry into a Material Definitive Agreement.

Acquisition Agreement with GPR Global Power Resources Ltd.

On March 2, 2010, Prime Sun Power Inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with GPR Global Power Resources Ltd., a company formed in Switzerland (“GPR”).  Pursuant to the Acquisition Agreement, the Company has agreed to sell to GPR all of the shares of a subsidiary of the Company called PSP Italia S.r.l.  This subsidiary will develop a turnkey alternative energy power plant, utilizing solar power.  This transaction shall close when the power plant referenced therein has reached certain milestones enumerated in the Acquisition Agreement.

The purchase price for the shares of PSP Italia S.r.l. shall be a minimum of 4.05 million Euros per mega watt of power produced by the turnkey power plant.  The Acquisition Agreement shall cover up to a total of twenty five mega watts of power, for a total value of 101.25 million Euros.  Payment shall be due to the Company in tranches as each five mega watts of power is connected to the regional electricity grid.

The Acquisition Agreement requires the Company to facilitate and arrange for long-term debt financing of at least 80% of the purchase price.  The terms of the Acquisition Agreement are subject to review and approval by the relevant third party financing institution.  The Acquisition Agreement requires GPR to finance the remainder of the purchase price, and to deliver a Bank Standby Letter of Credit in an amount equal to 20% of the first payment tranche that will be due.

Financing Agreement with CRG Finance AG

The Company has entered into a Financing Agreement (the “Financing Agreement”) with CRG Finance AG (“CRG Finance”).  Pursuant to the Financing Agreement, CRG Finance will pay the Company a total of 470,000 Euros as consideration for the transfer by the Company of 20% of the net profit rights in the sale of PSP Italian S.r.l. to GPR (the “Net Profit Rights”).  CRG Finance has agreed that upon receipt of its Net Profit Rights, CRG Finance will reinvest at least 50% of such Net Profit Rights into either new projects of the Company or shares of the Company, at a purchase price to be mutually agreed upon.  The Company has issued a senior promissory note to CRG Finance in the amount of 470,000 Euros.  The principal of the note, along with interest at an annual rate of seven and one half percent, is due December 31, 2010.

Item 8.01        Other Events.

On March 9, 2010, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated March 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Olivier de Vergnies
Name: Olivier de Vergnies Title: Acting Chief Executive Officer and Acting Chief Financial Officer

Date: March 15, 2010